==============================================================

                         THE KROGER CO.
                               TO
                 STAR BANK, NATIONAL ASSOCIATION
                             Trustee

                  SECOND SUPPLEMENTAL INDENTURE
                    Dated as of June 26, 1998
                               TO
                            INDENTURE
                     Dated as of May 1, 1998

                PUTTABLE RESET SECURITIES PURSSM
                        DUE JULY 1, 2010

==============================================================

     SECOND SUPPLEMENTAL INDENTURE, dated as of June 26, 1998, between The Kroger Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 1014 Vine Street, Cincinnati, Ohio 45202, and Star Bank, National Association, a banking corporation duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").

                     RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an Indenture dated as of May 1, 1998 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

     Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

     Section 301 of the Indenture permits the terms of the Securities of any series to be established in an indenture supplemental to the Indenture.

     Section 901(7) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

     The Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

     All things necessary to make this Second Supplemental
Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:

                          ARTICLE ONE
                           DEFINITIONS

Section 101.   Definitions.
               -----------
     (a)  For all purposes of this Second Supplemental
Indenture:

          (1)  Capitalized terms used herein without
definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding
Articles and Sections of this Second Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Second Supplemental
Indenture; and

          (3)  The terms "hereof", "herein", "hereby",
"hereto", "hereunder" and "herewith" refer to this Second
Supplemental Indenture.

     (b)  For all purposes of the Indenture and this Second
Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "Attributable Debt" means, in connection with a Sale and Lease-Back Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the interest rate borne by the Securities of the series created by this Second Supplemental Indenture) of the obligations of the Company or any Restricted Subsidiary for net rental payments during the remaining primary term of the applicable lease, calculated in accordance with generally accepted accounting principles. The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates, operating and labor costs or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York
City or Cincinnati, Ohio are authorized or obligated by law to close.

     "Capital Lease" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Net Tangible Assets" means, for the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, commercial paper, short-term bank Indebtedness, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

     "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date as of which the determination is made, including (i) any Indebtedness having a maturity of 12 months or less but by its terms renewable or extendible at the option of the borrower beyond 12 months from such date of determination and (ii) rental obligations payable more than 12 months from such date under Capital Leases (such rental obligations to be included as Funded Indebtedness at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Indebtedness at the amount so capitalized).

     "Non-Restricted Subsidiary" means any Subsidiary that the Company's Board of Directors has in good faith declared pursuant to a written resolution not to be of material importance, either singly or together with all other
Non-Restricted Subsidiaries, to the business of the Company and its consolidated Subsidiaries taken as a whole.

     "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned or leased pursuant to Capital Leases by the Company or a Restricted Subsidiary.

     "Operating Property" means all real property and improvements thereon owned or leased pursuant to Capital
Leases by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by written resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

     "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries.

     "Sale and Lease-Back Transaction" has the meaning specified in Section 1010.

     "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company and/or one or more Subsidiaries or (ii) any partnership of which more than 50% of the partnership interest is owned by the Company or any Subsidiary.


                          ARTICLE TWO
                         SECURITY FORMS

Section 201.   Form of Securities of this Series.
               ---------------------------------
     The Securities of this series shall be in the form set forth in this Article.

Section 202.   Form of Face of Security.
               ------------------------

                         [FACE OF BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ___                                      CUSIP:  501044BL4
                    $

                         THE KROGER CO.

     Puttable Reset Securities PURSSM due July 1, 2010.

     The Kroger Co., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor entity), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of _________Dollars on July 1, 2010 (the "Final Maturity") at any office or agency maintained for the purpose in the Borough of Manhattan, The City of New York, New York or Cincinnati, Ohio, which shall initially be the corporate trust office of Star Bank, National Association, the Trustee under the Indenture referred to on the reverse hereof, located on the date hereof at 425 Walnut Street, P.O. Box 1118, Cincinnati, Ohio 45201-1118, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest (computed on the basis of a 360-day year of twelve 30-day months) on said principal sum at the rate described below, in like coin or currency, from and including June 26, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 1 and July 1 of each year, commencing January 1, 1999, to but excluding the date on which the principal amount is paid or made available for payment in full. The interest so payable on any January 1 or July 1 shall, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the next preceding December 15 or June 15, as the case may be (each, an "Interest Payment Record Date"). Payments of interest shall be made at any office or agency referred to above, provided that, at the option of the Company, payments of interest may be made by check mailed to the registered address of the persons entitled thereto.

     From and including June 26, 1998 to but excluding July 1, 2000, interest shall accrue on the principal sum of this Bond at an annual rate equal to 6%. On July 1, 2000 (the "Reset Date"), the interest rate on this Bond shall be reset so as to equal a fixed rate determined as described on the reverse hereof, unless the Company is obligated to repurchase this Bond on such date pursuant to the Put Option referred to on the reverse hereof. Notwithstanding the foregoing, the reset shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described on the reverse hereof.

     This Bond has initially been issued in the form of a Global Security (as defined on the reverse hereof), and the Company has initially designated The Depository Trust Company ("DTC", which term shall include any successor) as the Depositary (the "Depositary") for this Bond. For as long as this Bond or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Bond or such portion (including payments pursuant to the Call Option and Put Option referred to on the reverse hereof) shall be made to the Depositary or its nominee in accordance with its Applicable Procedures (as defined on the reverse hereof), in the coin or currency specified above and as further provided on the reverse hereof.

     Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Bond (including any payment pursuant to an exercise of the Call Option or Put Option) would otherwise be due on a day that is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, with the same effect as if such payment were made on the due date.

     This Bond is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place. Such provisions include, inter alia, the Call Option and Put Option, interest rate reset mechanism and the definitions of certain terms used on the face hereof.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, THE KROGER CO. has caused this instrument to be duly executed under its corporate seal.

Dated:

[CORPORATE SEAL]              THE KROGER CO..
                              By:____________________________
                                   Name:
                                   Title:

ATTEST:

By:________________________
     Name:
     Title:

                  CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              STAR BANK, NATIONAL ASSOCIATION
                                as Trustee


                              By:__________________________________
                                      Authorized Signatory

Section 203.   Form of Reverse of Security.
               ---------------------------

                         THE KROGER CO.

Puttable Reset Securities PURSSM due July 1, 2010

1.   Indenture.
     ---------
     (a) This bond is one of a duly authorized issue of debentures, notes or other evidence of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 1, 1998, as amended by the First Supplemental Indenture, dated as of May 11, 1998 and the Second Supplemental Indenture, dated as of June 26, 1998 (the "Indenture"), duly executed and delivered by the Company to Star Bank, National Association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

     (b) The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This bond is one of a series of the Securities designated as the Puttable Reset Securities PURSSM due July 1, 2010 of the Company, limited in aggregate principal amount to $200,000,000 (the "Bonds"). The Bonds constitute a separate series of Securities under the Indenture.

     (c) The provisions of this Bond (including those relating to the Call Option and Put Option), together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the holders hereof, the Company and the Trustee with respect to this Bond, provided that, if any provision of this Bond necessarily conflicts with any provision of the Indenture, the provision of this Bond shall be controlling to the fullest extent permitted under the Indenture.

     (d) Terms used and not defined herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Unless the context requires otherwise, terms defined herein include the plural as well as the singular and vice-versa, and the words "herein" and "hereof", and words of similar import, refer to this Bond as a whole and not to any particular paragraph or other subdivision.


2.   Call Option.
     -----------
     (a) J.P. Morgan Securities Inc., which term shall include any successor (the "Call Option Holder"), shall have the right to purchase, on the Reset Date, all of the Bonds outstanding on the Reset Date (in whole and not in part), including this Bond, from the registered holders thereof on the Reset Date (such right, the "Call Option"), at a price equal to 100% of the principal amount of the Bonds purchased (the "Face Value") and subject to the Call Option Holder giving notice of its intention to purchase the outstanding Bonds as described below (a "Call Notice"). Whether or not the Call Option is exercised with respect to the Reset Date, the Company shall remain obligated to pay all accrued and unpaid interest on this Bond, and interest that becomes payable on this Bond on the Reset Date shall be payable to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture.

     (b) To exercise the Call Option, the Call Option Holder must give a Call Notice to the registered holder of this Bond no later than the tenth Market Day prior to the Reset Date, in the manner described in paragraph 9 below. Subject to paragraph 5(a) below, in the event a Call Notice is duly given, the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Call Option Holder, and the Call Option Holder shall be obligated to purchase this Bond from such holder, at the Face Value on the Reset Date. Each such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder being deemed to have automatically tendered this Bond for sale to the Call Option Holder on the Reset Date in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. The registered holder's automatic tender of this Bond on the Reset Date shall be subject to receipt of payment of the Face Value of this Bond as provided in paragraph 5(a) below. Notwithstanding any exercise of the Call Option with respect to this Bond, this Bond will remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture. As used herein, "Market Day" means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

     (c) If the Call Option is exercised, this Bond shall be subject to purchase by the Call Option Holder on the Reset Date as provided herein and subject to paragraph 5(a) below. This will be the case for every holder (and every beneficial holder) of the Bonds outstanding on the Reset Date, including any holder that acquires an interest in this Bond after the Call Notice is given or who is otherwise unaware that the Call Notice has been given.

3.   Put Option.
     ----------
     (a) If the Call Option Holder does not exercise the Call Option, the registered holder of this Bond on the Reset Date shall have the right to require the Company to repurchase this Bond (in whole and not in part) from such holder on the Reset Date (such right, the holder's "Put Option") at a price equal to 100% of the principal amount of this Bond repurchased (the "Put Price"), in the circumstances described in the next paragraph. In the event the Put Option is exercised, the Put Price shall be payable by the Company to the registered holder of this Bond on the Reset Date, whereas the accrued and unpaid interest on this Bond that becomes payable on the Reset Date shall be payable by the Company to the registered holder of this Bond on the corresponding Interest Payment Record Date, as provided herein and in the Indenture. If for any reason payment of the Put Price is not made when due on this Bond, the accrued interest from the Reset Date to the date such payment is made would be payable by the Company as part of the Put Price for this Bond, to the person entitled to receive the Put Price.

     (b) On the Reset Date, the registered holder of this Bond on the Reset Date shall be deemed to have exercised its Put Option automatically, without any action on its part, for the full principal amount of this Bond held of record by such holder on the Reset Date unless either (x) the Call Option Holder has duly given a Call Notice or (y) if the Call Option Holder does not exercise the Call Option, (i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to the Reset Date, the registered holder of this Bond at the time gives notice to the Trustee that such holder elects not to sell this Bond to the Company on the Reset Date (a "Hold Notice") and (ii) such notice is effective (an "Effective Hold Notice") under the 10% Requirement (as defined below). A Hold Notice must be given in the manner described in paragraph 11 below. Consequently, with respect to this Bond on the Reset Date, if a Call Notice is not duly given by the Call Option Holder and an Effective Hold Notice is not duly given by the applicable holder as provided above, the Company shall be obligated to repurchase this Bond from the registered holder on the Reset Date, and the registered holder of this Bond on the Reset Date shall be obligated to sell this Bond to the Company, at the Put Price on the Reset Date. Any such sale and purchase shall be effected through the facilities of the Depositary, with the registered holder of this Bond on the Reset Date being deemed (in the absence of an Effective Hold Notice) to have automatically tendered this Bond in whole for sale to the Company on the Reset Date, all in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. Notwithstanding any exercise of the Put Option with respect to this Bond, this Bond shall remain outstanding until it otherwise ceases to be outstanding pursuant to the Indenture.

     (c) Notwithstanding the foregoing, no Hold Notice for this Bond shall be effective unless Hold Notices are duly given with respect to at least 10% of the principal amount of the Bonds outstanding. The provision described in this paragraph is called the "10% Requirement". If a Hold Notice is duly given for this Bond but the 10% Requirement is not satisfied, the Trustee shall give written notice of that fact (a "10% Requirement Notice") to the registered holder of this Bond and the Company not later than the close of business on the seventh Market Day before the Reset Date, in the manner described in paragraph 11 below.

     (d) Notwithstanding the foregoing, the Put Option shall be deemed to be automatically exercised if the Call Option Holder exercises the Call Option but either (i) a Market Disruption Event or Failed Remarketing occurs, as provided in paragraph 4 below, or (ii) the Call Option Holder fails to pay the Face Value on the Reset Date, as provided in paragraph 5(a) below.


4.   Reset of Interest Rate.
     ----------------------
     The interest rate on this Bond shall be reset on the Reset Date, unless the Company is obligated to purchase this Bond on such date pursuant to the Put Option. Notwithstanding the foregoing, reset of the interest rate shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below.

     Subject to its right to terminate the appointment of any such agent, the Company shall take such action as is necessary to ensure that there shall at all relevant times be a qualified financial institution appointed and acting as its agent for the purpose of performing the actions contemplated hereby to be performed by the Calculation Agent (such agent, including any successor agent, the "Calculation Agent"). The Company has initially appointed the Call Option Holder as Calculation Agent. If the interest rate is to be reset on the Reset Date, the Calculation Agent shall effect the reset as set forth below.

     Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the Calculation Date (as defined below), the Calculation Agent shall request each of the following financial institutions to participate as a reference dealer in accordance with the terms described below:
Goldman, Sachs & Co., Citicorp Securities, Inc., and J.P. Morgan Securities Inc., or their respective successors; provided, however, that if any of the foregoing ceases to be a leading dealer of publicly-traded debt securities of the Company in New York City (a "Primary Dealer") or are unwilling to act as a reference dealer, the Calculation Agent shall substitute therefor another Primary Dealer (the "Reference Dealers"). If the Call Option Holder has exercised the Call Option and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to the Call Option Holder) that, if it is selected as the Final Dealer (as defined below), it shall purchase from the Call Option Holder on the Calculation Date for settlement on the Reset Date and at the Final Offer Price (as defined below), its Pro Rata (as defined below) portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date. For each Reference Dealer, the Calculation Agent shall request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

     On the sixth Market Day prior to the Reset Date (the "Calculation Date"), the Calculation Agent shall undertake the following actions to calculate a fixed rate at which interest will accrue on the Bonds from and including the Reset Date to but excluding the Final Maturity (the "Reset Period"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent shall use reasonable efforts to adhere to these times.

     (a)  At 12:00 P.M., the Calculation Agent shall:

          (i) determine (or obtain from the Call Option Holder, if the Call Option Holder has exercised the Call Option) the approximate ten-year U.S. Treasury bond yield at or about such time, which shall be expressed as a percentage (the "Designated Treasury Yield") and shall be based on the then-current, ten-year U.S. Treasury bond (the "Designated Treasury Bond");

          (ii) calculate and provide to the Reference Dealers, on a preliminary basis, a hypothetical price at which the Bonds might be offered for sale to a Reference Dealer on the Reset Date (the "Offer Price"). The Offer Price shall be expressed as a percentage of the principal amount of the Bonds and will equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The "Margin" means the present value, expressed as a percentage of the principal amount of the Bonds, of the absolute value of the Treasury Rate Difference applied to twenty semi-annual periods (i.e., ten years), discounted at the Designated Treasury Yield divided by two. The "Treasury Rate Difference" means the percentage (which may be positive or negative) equal to (x) 5.50% (the "Initial Treasury Yield") minus (y) the Designated Treasury Yield; and

          (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price as described in paragraph (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "Spread"), at which such Reference Dealer would be willing to purchase on the Calculation Date for settlement on the Reset Date, at the Final Offer Price, all of the Bonds. Each such firm bid must be given on an "all-in" basis and must remain open for at least 30 minutes after it is given.

     (b) At 12:30 P.M., the Calculation Agent shall determine (or obtain from the Call Option Holder, if the Call Option Holder has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "Final Offer Price") and request each Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least two bids, the following shall occur:

          (i)  the Reference Dealer providing the bid
     presenting the lowest all-in Spread (the "Final Spread") shall be the "Final Dealer"; provided that if more than one Reference Dealer has provided a bid representing the lowest all-in Spread (a "Qualifying Reference Dealer"), the Calculation Agent will so notify each Qualifying Reference Dealer and each Qualifying Reference Dealer will have the opportunity immediately thereafter to submit a second firm bid in the manner and on the terms specified in clause (a)(iii) above, and the Qualifying Reference Dealer providing the bid representing the lowest all-in Spread will be the Final Dealer and if more than one Qualifying Reference Dealer has provided a bid representing the lowest all-in Spread, each of such Qualifying Reference Dealers will be a Final Dealer (also, each referred to herein as the Final Dealer);

          (ii) if the Call Option Holder has exercised the Call Option, the Final Dealer shall purchase from the Call Option Holder at the Final Offer Price, for settlement on the Reset Date, its Pro Rata portion of the Bonds that the Call Option Holder purchases pursuant to the Call Option and tenders for resale to the Final Dealer on the Reset Date (assuming that the interest rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the Reset Period) (as used herein "Pro Rata" shall mean the amount equal to the aggregate outstanding principal amount of the Bonds that the Call Option Holder purchases pursuant to the Call Option divided by the number of Final Dealers); the Final Dealer shall not be obligated to purchase any Bonds if the Call Option Holder has not exercised the Call Option;

          (iii) the Calculation Agent shall calculate and provide to the Company the "Adjusted Rate", which shall be the semi-annual, bond-equivalent, fixed interest rate on the Bonds required to produce, during the Reset Period, a semi-annual, bond-equivalent yield on the Bonds that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Bonds are purchased on the Reset Date at the Final Offer Price; and

          (iv) the interest rate on the Bonds shall be adjusted so as to equal the Adjusted Rate, effective from and including the Reset Date to but excluding the Final Maturity. If the Call Option Holder has not exercised the Call Option and an Effective Hold Notice is given for this Bond, the Company shall promptly give written notice of the Adjusted Rate to the registered holder.

All determinations regarding the Designated Treasury
Yield and the Designated Treasury Bond as described in clause
(a)(i) and the first sentence of paragraph (b) above shall be made by the Call Option Holder if another party is acting as the Calculation Agent, unless the Call Option Holder has elected not to exercise the Call Option, in which case such determinations will be made as necessary by the Calculation Agent.

     If the Calculation Agent determines that, on the Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or (y) fewer than two Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to the Call Option Holder substantially as described above (a "Failed Remarketing"), the steps contemplated above shall be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least two Reference Dealers have provided bids pursuant to participation agreements satisfactory to the Call Option Holder substantially as described above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the Calculation Date, then the Call Option Holder shall be deemed not to have exercised the Call Option and the Company shall repurchase this Bond on the Reset Date at the Put Price from the registered holder hereof on the Reset Date, all as if the Put Option on this Bond had been exercised. In these circumstances, the registered holder may not continue to hold this Bond by giving an Effective Hold Notice. The Calculation Agent shall notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company shall give notice to the registered holder that this Bond will be repurchased by the Company at the Put Price, from the registered holder on the Reset Date, such notice to be given no later than such second Market Day prior to the Reset Date in the manner described below.

    Notwithstanding the foregoing, if at any time the Call Option Holder is not acting as Calculation Agent, then the determinations and notice to the Company described in the preceding paragraph shall be made and given by the Call Option Holder, unless the Call Option Holder does not exercise the Call Option, in which case such determinations and notice will be made and given by the Calculation Agent.

    "Market Disruption Event" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

     All determinations regarding Market Disruption Events and
Failed Remarketings, including whether or not any such event has occurred or is continuing, shall be made by the Calculation Agent (or the Call Option Holder, if applicable as provided above) in its sole discretion.

     All percentages resulting from any calculation with respect to the Bonds will be rounded to the nearest one hundred-thousandth of a percentage point, and all U.S. dollar amounts will be rounded to the nearest cent (with one-half cent being rounded upwards).

     All determinations made by the Calculation Agent (or the Call Option Holder) regarding the matters described herein shall be final, conclusive and binding on all concerned absent manifest error. To the extent permitted by law, no determination made by the Calculation Agent (or the Call Option Holder) regarding the matters described herein shall give rise to any liability on the part of the Calculation Agent, the Call Option Holder, the Trustee or the Company.

5.   Settlement on Exercises of Call Option or Put Option.
     ----------------------------------------------------
     For as long (but only for as long) as this Bond or any portion hereof is issued in the form of a Global Security, the provisions of paragraphs 5(a) through 5(d) below, inclusive, shall apply with respect to this Bond or such portion, as the case may be.

     (a) If the Call Option is exercised, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members (as defined below) shall be transferred to a Depositary account designated by the Call Option Holder. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Call Option Holder shall be obligated to make payment of the Face Value of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary s Applicable Procedures. In all cases, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date.

     If the Call Option Holder fails to pay the Face Value of this Bond on the Reset Date, the Call Option shall be deemed not to have been exercised and the Put Option shall be deemed to have been exercised on this Bond. In these circumstances, the registered holder on the Reset Date may not continue to hold this Bond by giving an Effective Hold Notice, and the Company will be obligated to pay, not later than two Business Days following the Reset Date, the Put Price for this Bond (including accrued interest from the Reset Date to but excluding the date payment is made), with settlement otherwise occurring as described in paragraph 5(b).

     As used herein, (i) "Agent Member" means, at any time, any person who is a member of, or participant in, the Depositary at such time and (ii) "Applicable Procedures" means, with respect to any payment, transfer or other transaction to be effected with respect to a Global Security, through the facilities of the Depositary at any time, the policies and procedures of the Depositary applicable to such transaction, as in effect at such time.

     (b) If the Put Option is exercised as to this Bond, then, on the Reset Date, all beneficial interests in this Bond held by or through Agent Members shall be transferred to a Depositary account designated by the Company. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Company shall be obligated to make payment of the Put Price of this Bond to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Bond are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. If the Company fails to pay the Put Price for this Bond on the Reset Date, accrued interest at the then applicable rate from the Reset Date to the date the payment is made shall be payable as part of such Put Price, in the same manner and for credit to the same accounts as such Put Price. Whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest on this Bond, with interest payable on the Reset Date being payable to the registered holder on the corresponding Interest Payment Record Date as provided herein and in the Indenture.

     (c) The transactions described in paragraphs 5(a) and 5(b) above shall be executed on the Reset Date through the facilities of the Depositary in accordance with its Applicable Procedures, and the accounts of the respective Agent Members shall be debited and credited and beneficial interests in this Bond shall be delivered by book entry as necessary to effect the purchases and sales provided for above. Unless the Depositary's Applicable Procedures require otherwise, such transactions shall settle, and all other payments in respect of the Bonds shall be made, in immediately available funds through DTC's Same-Day Funds Settlement System. Notwithstanding any provision hereof or of the Indenture, neither the Company, the Trustee, the Call Option Holder, nor any agent of any such person, shall have any responsibility with respect to the Applicable Procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depositary, its Agent Members, any other direct or indirect participants therein and any beneficial owners of a Global Security. For all purposes of this Bond and the Indenture, any payment or notice to be made or given with respect to this Bond by the Company or the Call Option Holder shall be deemed made or given when made or given to the Depositary or its nominee, in accordance with its Applicable Procedures.

     (d) The settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above may be modified, notwithstanding any contrary terms of the Bonds or the Indenture, to the extent required by the Depositary. In addition, notwithstanding any contrary terms of the Bonds or the Indenture, the Company may modify the settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above in order to facilitate the settlement process.

     (e) If any Bonds are issued in non-book-entry form, the Company shall modify the provisions of paragraphs 5(a) through 5(d) above, inclusive, so as to ensure that the Reset Date settlements of transactions in such Bonds are effected in as comparable a manner as practical, provided that such modified procedures shall not adversely affect the interests of the holders of the outstanding Bonds in any material respect.

6.   Optional Redemption.
     -------------------
     The Bonds will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 12.5 basis points, plus, in each case, accrued interest thereon to the date of redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Bonds or portions thereof called for redemption.

7.   Covenant Defeasance.
     -------------------
     The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Bond upon compliance with certain conditions set forth therein.

8.   Default, Waiver, Amendment and Enforcement.
     ------------------------------------------
     (a) In case an Event of Default, as defined in the Indenture, with respect to the Bonds shall have occurred and be continuing, the principal of all outstanding Bonds may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, its consequences may be rescinded and annulled (and the related default and its consequences may be waived) with respect to all the Bonds by the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by and the conditions set forth in the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Bonds at the time outstanding may, on behalf of the holders of all of the Bonds, waive any past default under the Indenture with respect to the Bonds and its consequences, except a default in (i) the payment of interest on or principal of any Bond or (ii) in respect of certain covenants or provisions which cannot be modified or amended without the consent of the holders of not less than a majority in principal amount of the outstanding Bonds.

     For all purposes of this Bond and the Indenture, any amount payable by the Company in respect of the Put Price of this or any other Bond (including any such amount payable by the Company because the Call Option Holder fails to pay the Face Value of any Bond after its exercise of the Call Option as to this Bond) shall be deemed to be an amount payable by the Company in respect of the principal of such Bond at its maturity, and any default by the Company in paying such amount shall be deemed to be a default in the payment of such principal at maturity. No failure by the Call Option Holder to purchase any Bond pursuant to the Call Option shall be deemed to be a default under this Bond or the Indenture for any purpose.

     (b) The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 50% in aggregate principal amount of the Securities of all series to be affected at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with respect to each such series of Securities or modifying in any manner the rights of the holders of each such series of Securities; provided, however, that no such supplemental indenture, without the consent of the holder of each outstanding security affected thereby, shall (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Security or reduce the principal amount thereof, or (subject to stated exceptions) reduce the rate of interest thereon or any premium payable upon redemption, or reduce the amount of the principal of an Original Issue Discount Security (as defined) due and payable upon an acceleration thereof, or change the place of payment of amounts due, or change the currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in principal amount of securities of any series or of all series, the consent of the holders of which is required for any such supplemental indenture affecting this Bond or the consent of which holders is required for waivers of certain conditions of or a default under the Indenture; or (iii) modify any of the provisions of the section discussed in this subsection (b) or certain other sections, except to increase the percentages discussed therein or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holders of each security affected thereby, subject to certain exceptions enumerated in the Indenture.

     (c) As provided in and subject to the provisions of the Indenture, no holder of this Bond shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless an Event of Default with respect to the Bonds shall have occurred and be continuing and such holder previously shall have given the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the holders of a majority in aggregate principal amount of all affected Securities then outstanding.

     (d) No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Put Price of and interest on this Bond at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     (e) Any consent, waiver or other action by the registered holder of this Bond provided pursuant to this Bond or the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Bond and of any Bond issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Bond or such other Bond.

9.   Form and Denomination; Global Securities.
     ----------------------------------------
     (a) The Bonds are issuable as fully registered Bonds without coupons in the denominations of $1,000 and any whole multiple of $1,000. At the corporate trust office of the Trustee referred to on the face hereof, and in the manner and subject to the limitations provided herein and in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

     (b) The transfer of this Bond is registrable by the registered holder hereof in person or by his attorney, duly authorized in writing, on the books of the Company at the office or agency of the Company referred to on the face hereof, subject to the terms of this Bond and the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Bond upon any such transfer, a new Bond or Bonds of authorized denomination or denominations, for the same aggregate principal amount, shall be issued to the transferee in exchange herefor.

     (c) The Bond evidenced by this certificate has been issued in the form of a Global Security and, for as long as this Bond shall be issued in such form, the provisions of paragraphs (c)(i) through (c)(iv), inclusive, below shall apply to this Bond.

          (i) Notwithstanding any other provision of this Bond or the Indenture, this Global Security may not be exchanged in whole or in part for Bonds registered, and no transfer of this Global Security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof unless (A) the Depositary has notified the Company that (1) it is unwilling or unable to continue as Depositary or (2) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing an Event of Default with respect to the Bonds, or except as the Company may request in order to facilitate the purchase of this Bond or any portion hereof by the Call Option Holder pursuant to the Call Option or by the Company pursuant to the Put Option (provided that, after consummation of any such purchase pursuant to the Call Option, the Bond or portion so purchased may be reissued in the form of a Global Security in accordance with the Applicable Procedures).

          (ii) Subject to paragraph (c)(i) above, any exchange of this Global Security for other Bonds may be made in whole or in part, and all Bonds issued in exchange for this Global Security or any portion hereof shall be registered in such names and delivered to such persons as the Depositary shall direct.

          (iii) Every Bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Global Security or any portion hereof shall be issued and authenticated in the form of, and shall be, a Global Security, shall bear such legend as the Depositary may require and shall be delivered to the Depositary or a nominee thereof or custodian therefor, unless such Bond is registered in the name of a person other than the Depositary or a nominee thereof.

          (iv) As used herein, (A) "Global Security" means a Bond that evidences all or any portion of the Bonds and is registered in the name of the Depositary (or its nominee), (B) "Depositary" means a clearing agency registered under the Exchange Act and designated by the Company to act as Depositary for the Bonds issued in book-entry form, and (C) "Exchange Act" means the Securities Exchange Act of 1934 (or any successor provision) as amended from time to time.

10.  Holder.
     ------
     The Company, the Trustee and the Call Option Holder (and any agent of any such person) may treat the person in whose name this Bond shall be registered as of the date of determination upon the books of the Company kept for such purpose pursuant to the Indenture as the sole and absolute owner and holder of this Bond (whether or not this Bond shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all purposes, including the making of any payment in respect hereof, any exercise of the Call Option or the Put Option and consummation of any sale and purchase hereof pursuant thereto, the giving of any Call Notice, Hold Notice or other notice with respect hereto, and the giving of any consent or taking of any other action with respect hereto, and neither the Company nor the Trustee or the Call Option Holder or any such agent shall be affected by any notice to the contrary.

11.  Notices.
     -------
     For as long as this Bond (or any portion hereof) is issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures.

     If at any time this Bond (or any portion hereof) is not issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and any other notice to be given to the holder of this Bond (or any such portion) shall be deemed to have been duly given to such holder upon the mailing of such notice to the registered holder at such holder's address as it appears on the books of the Company maintained for such purpose pursuant to the Indenture as of the close of business preceding the day such notice is given.

     Neither the failure to give any notice nor any defect in any notice given to the holder of this Bond or any other Bond shall affect the sufficiency of any notice given to another holder of any Bonds.

     With respect to this Bond, whether or not issued in the form of a Global Security, Hold Notices may be given by the registered holder hereof to the Trustee only by facsimile transmission or by mail and must actually be received by the Trustee at the following address no later than 10:00 A.M., New York City time, on the seventh Market Day prior to the Reset
Date:

                 Star Bank, National Association
                425 Walnut Street, P.O. Box 1118
                   Cincinnati, Ohio 45201-1118
           Attention:  Corporate Trust Administration
                  Facsimile no.: (513) 632-5511

Hold Notices may be given with respect to this Bond only by the registered holder hereof.

12.  No Recourse.
     -----------
     No recourse shall be had for the payment of the principal of, or the interest on, this Bond or of the Face Value upon any exercise of the Call Option or of the Put Price upon any exercise of the Put Option, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13.  Provisions Relating to the Call Option Holder.
     ---------------------------------------------
     Insofar as the provisions of this Bond purport to provide rights to the Call Option Holder against any holder of this Bond, such rights (including such rights to purchase this Bond pursuant to the Call Option) shall be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Bond shall hold this Bond (and by holding the same shall be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, the Call Option Holder may take any action under this Bond (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 hereof) that the provisions of this Bond contemplate may be taken by the Call Option Holder.

     Pursuant to section 6 of the Calculation Agency Agreement, dated as of June 26, 1998, the Call Option Holder has agreed with the Company, for the benefit of the applicable holder of this Bond from time to time, that, if the Call Option Holder exercises the Call Option, the Call Option Holder will purchase this Bond from the registered holder hereof on the Reset Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in section 6 of such agreement, no holder of this Bond shall have any right, remedy or claim against the Call Option Holder under this Bond, the Indenture or such agreement.

     No provision of this Bond shall be invalid or unenforceable by reason of any reference herein to the Call Option Holder. In addition, no provision of this paragraph shall be construed to impair or otherwise affect any rights that the Call Option Holder may have at any time as a holder of any Securities.

14.  Governing Law.
     -------------
     As provided in the Indenture, this Bond shall for all purposes be governed by and construed in accordance with the laws of the State of New York.


                          ARTICLE THREE

                    THE SERIES OF SECURITIES

Section 301.   Title and Terms.
               ---------------
     There shall be a series of Securities designated as the "Puttable Reset Securities PURSSM due July 1, 2010" of the Company. Their Stated Maturity shall be July 1, 2010, and they shall bear interest as set forth on the reverse side of the Security.

     Certain terms of the Securities are set forth on the face and the reverse of the Security.

     The Securities of this series are not subject to a sinking fund and the provisions of Section 501(3) and Article
Twelve of the Indenture shall not be applicable to the Securities of this series.

                          ARTICLE FOUR

          MODIFICATIONS AND ADDITIONS TO THE INDENTURE

Section 401.   Modifications to the Consolidation, Merger,
               Conveyance, Transfer or Lease Provisions.
               -------------------------------------------

     With respect to the Securities of this series, each of Sections 801 and 802 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:


     "Section 801.  Covenant Not to Merge, Consolidate, Sell
                    or Convey Property Except Under Certain
                    Conditions.
                    -----------------------------------------
     The Company covenants that it will not merge with or into or consolidate with any corporation, partnership, or other entity or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor entity or the Person which acquires by sale, lease or conveyance all or substantially all the assets of the Company (if other than the Company) shall be a corporation or partnership organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all obligations of the Company under this Indenture and the Securities of the series created by the Second Supplemental Indenture, including the due and punctual payment of the principal of and interest on all the Securities of the series created by the Second Supplemental Indenture according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity, and (ii) the Company, such person or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

     Section 802.   Successor Substituted
                    ---------------------
     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities."

Section 402.   Other Modifications.
               -------------------
     With respect to the Securities of this series, the Indenture shall be modified as follows:


     (a) The eighth paragraph of Section 305 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

     "As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Indenture. All payments of principal of and interest on a Global
     Security will be made to the Depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security."

     (b) Section 401 of the Indenture shall be modified by adding to the end of such Section the following paragraph:

     "For the purpose of this Section 401, trust funds may consist of (A) money in an amount, or (B) U.S. Government Obligations (as defined in Section 1304) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series."

Section 403.   Additional Covenants; Covenant Defeasance.
               -----------------------------------------
     (a) With respect to the Securities of this series, the following provisions shall be added as Sections 1009 and 1010 and as Article Thirteen (Section references contained in these additional provisions are to the Indenture as supplemented by this Second Supplemental Indenture):


     "Section 1009.  Limitations on Liens.
                     --------------------
     After the date hereof and so long as any Securities of the series created by the Second Supplemental Indenture are Outstanding, the Company will not issue, assume or guarantee, and will not permit any Restricted Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing) (each being hereinafter referred to as a "lien" or "liens") of or upon any Operating Property or Operating Asset, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary without effectively providing that the Securities of the series created by the Second Supplemental Indenture (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Securities) shall be equally and ratably secured by a lien on such assets ranking ratably with and equal to (or at the Company's option prior to) such secured Indebtedness; provided that the foregoing restriction shall not apply to:

     (a) liens on any property or assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

     (b) liens on any property or assets (including stock) existing at the time of acquisition of such property or assets by the Company or a Restricted Subsidiary, or liens to secure the payment of all or any part of the purchase price of such property or assets (including stock) upon the acquisition of such property or assets by the Company or a Restricted Subsidiary or to secure any indebtedness incurred, assumed or guaranteed by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such property or, in the case of real property, construction or improvements thereon or attaching to property substituted by the Company to obtain the release of a lien on other property of the Company on which a lien then exists, which indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)); provided that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other property or assets theretofore owned by the Company or a Restricted Subsidiary;

     (c)  liens on any property or assets to secure
     Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (d) liens on any property or assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary provided that such lien does not extend to any other property of the Company or any of its Restricted Subsidiaries;

     (e) liens on any property or assets of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

     (f) liens existing on properties or assets of the Company or any Restricted Subsidiary existing on the date hereof; provided that such liens secure only those obligations which they secure on the date hereof or any extension, renewal or replacement thereof;

     (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses
     (a) through (f), inclusive; provided that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

     (h) liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehouseman's, vendors', or other similar liens arising in the ordinary course of business of the Company or a Restricted Subsidiary, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing liens;

     (i) pledges, liens or deposits under worker's compensation laws or similar legislation and liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Company or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

     (j) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 30 days of the date of judgment; or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

     (k) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Company or any Restricted Subsidiary or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Company, materially impair the use of such property or assets in the operation of the business of the Company or such Restricted Subsidiary or the value of such property or assets for the purposes of such business; or

     (l) liens not permitted by clauses (a) through (k) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by all such liens not so permitted by clauses (a) through (k) above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) of Section 1010 does not exceed 10% of Consolidated Net Tangible Assets.

     Section 1010.  Limitations on Sale and Lease-Back
                    Transactions.
                    ----------------------------------
     After the date hereof and so long as any Securities of the series created by the Second Supplemental Indenture are Outstanding, the Company agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Operating Property or Operating Asset (other than any such arrangement involving a lease for a term, including renewal rights, for not more than 3 years and leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), whereby such Operating Property or Operating Asset has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-Back Transaction"), unless:

     (a) the Company or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back transaction, be entitled to incur Indebtedness secured by a lien on the Operating Property or Operating Asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities of the series created by the Second Supplemental Indenture pursuant to Section 1009; or

     (b) the proceeds of the sale of the Operating Property or Operating Asset to be leased are at least equal to the fair market value of such Operating Property or Operating Asset (as determined by the chief financial officer or chief accounting officer of the Company) and an amount in cash equal to the net proceeds from the sale of the Operating Property or Operating Asset so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of Operating Property, the construction) of Operating Property or Operating Assets or to the retirement, repurchase, redemption or repayment (other than at maturity or pursuant to a mandatory sinking fund or redemption provision and other than Indebtedness owned by the Company or any Restricted Subsidiary) of Securities of the series created by the Second Supplemental Indenture or of Funded Indebtedness of the Company ranking on a parity with or senior to the Securities of the series created by the Second Supplemental Indenture, or in the case of a Sale and Lease-Back Transaction by a Restricted Subsidiary, of Funded Indebtedness of such Restricted Subsidiary; provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired.

     The foregoing restriction shall not apply to, in the case of any Operating Property or Operating Asset acquired or constructed subsequent to the date eighteen months prior to the date of this Indenture, any Sale and Lease-Back Transaction with respect to such Operating Asset or Operating Property (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into with respect to such Sale and Lease-Back Transaction within 18 months after the later of the acquisition of the Operating Property or Operating Asset or the completion of improvements or construction thereon or commencement of full operations at such Operating Property (which in the case of a retail store is the opening of the store for business to the public).


                        ARTICLE THIRTEEN

                       COVENANT DEFEASANCE

     Section 1301.  Company's Option to Effect Covenant
                    Defeasance.
                    -----------------------------------
     The Company may at its option by Board Resolution, at any time, elect to have Section 1302 applied to the Outstanding Securities of this series upon compliance with the conditions set forth below in this Article
     Thirteen.

     Section 1302.  Covenant Defeasance.
                    -------------------
     Upon the Company's exercise of the option provided in
     Section 1301 applicable to this Section, the Company shall be released from its obligations under Section 501(4) (in respect of the covenants in Sections 1008 through 1010), Section 801 and Sections 1008 through 1010, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant Defeasance"). For this purpose, such covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities of this series shall be unaffected thereby.

     Section 1303.  Conditions to Covenant Defeasance.
                    ---------------------------------
     The following shall be the conditions to application of
     Section 1302 to the Outstanding Securities of this series:

     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities of this series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities of this series on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities of this series. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
     (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian
     --------
     is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

     (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(6) and (7) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

     (3) Such covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

     (4) Such covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

     (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to covenant Defeasance under Section 1302 have been complied with.

     Section 1304. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
                    ---------------------------------------
     Subject to the provisions of the last paragraph of
     Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of this Section 1304, the "Trustee") pursuant to
     Section 1303 in respect of the Securities of this series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities of this series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of this series, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1303 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of this series.

     Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
     Section 1303 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent covenant Defeasance.

     Section 1305.    Reinstatement.
                      -------------
     If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of this series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1302; provided, however,
                                            --------  -------
     that if the Company makes any payment of principal of (and premium, if any) or interest on any Security of this series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities of this series to receive such payment from the money held by the Trustee or the Paying Agent."

Section 404.   Redemption of Securities.
               ------------------------
     With respect to Securities of this series, Section 1101 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

     "Section 1101.  Optional Redemption.
                     -------------------
     The Securities will be redeemable, in whole or in part, at the option of the Company at any time after the Reset Date at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus
     12.5 basis points plus, in each case, accrued interest thereon to the date of redemption."


                          ARTICLE FIVE

                          MISCELLANEOUS

Section 501.   Miscellaneous.

     (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.

     (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.


     (c) All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Second
Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

     (e)  All covenants and agreements in this Second
Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     (f) In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (g) Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

     (i) This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.

     (k) All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              THE KROGER CO.

                              By____________________________
                                  Name:
                                  Title:

Attest:

____________________________
     Assistant Secretary


                              STAR BANK, NATIONAL ASSOCIATION,
                                   as Trustee

                              By____________________________
                                  Name:
                                  Title:

Attest:

____________________________
     Assistant Secretary

STATE OF _________  )
                    ) ss.:
COUNTY OF _______   )

On the    th day of ___,  1998, before me personally came
___________________, to me known, who, being by me duly sworn, did depose and say that he is _____________ of The Kroger Co., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              ______________________________
                                    Notary Public



STATE OF __________ )
                    )  ss.:
COUNTY OF ________  )

On the     th day of _____, 1998, before me personally came
_________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________ of Star Bank, National Association one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                               ______________________________
                                      Notary Public